UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

Great Elm Capital Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Great Elm Capital Group, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 18, 2018 relating to the 2018 annual meeting of stockholders of the Company (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on October 16, 2018, a non-binding advisory vote was conducted on the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. After considering the results of this advisory vote, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required advisory vote on the preferred frequency of stockholder advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: November 8, 2018	/s/ John J. Woods
	By:	John J. Woods
	Title:	Chief Financial Officer